Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-236961) of CapStar Financial Holdings, Inc. of our report, dated February 20, 2020, with respect to the consolidated financial statements of FCB Corporation and its subsidiaries as of and for the years ended December 31, 2019 and 2018, incorporated by reference in this Current Report on Form 8-K/A of CapStar Financial Holdings, Inc.

BLANKENSHIP CPA GROUP, PLLC

/s/ BLANKENSHIP CPA GROUP, PLLC
Brentwood, Tennessee
August 21, 2020